SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: June 10, 2005

PAULA FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23181 (Commission File Number )	95-4640368 (I.R.S. Employer identification number)

PAULA FINANCIAL
87 East Green Street, Suite 206
Pasadena, CA 91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

Item 4.01. Changes in Registrant’s Certifying Accountant

Item 4.01 of the Company’s Form 8-K filed on June 16, 2005 (File No. 0-23181) is hereby amended to read as follows:

On June 10, 2005, the Company received notice that Ernst & Young LLP (“E&Y”), the Company’s former independent auditors, has declined to stand for re-election and their appointment as principal independent accountants was terminated.

The Audit Committee has been informed of the termination and the Audit Committee has commenced the process of selecting an independent registered public accounting firm to replace E&Y.

During the two most recent fiscal years and for the subsequent interim period through June 10, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in their reports on the financial statements for such years. Additionally, E&Y’s audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company requested E&Y to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 16, 2005, is filed as Exhibit 16.1 to this Form 8-K.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulations S-K occurring during the years ended December 31, 2004 and 2003 and for the subsequent interim period through June 10, 2005.

Item 9.01. Exhibits

16.1 Letter from E&Y to the Securities and Exchange Commission dated June 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 20, 2005                        PAULA FINANCIAL

                                    By: /s/ Deborah S. Maddocks
                      Vice President - Finance